Amendment Number TWO to the Paul Mueller Company Employee Benefit Plan (Restated as of April 2002)

Pursuant to Section I ("General Information") of the Paul Mueller Company Employee Benefit Plan (the "Plan"), the Trustees retain the authority to amend the Plan at any time.  In accordance with the "Reservation of Authority" portion of that Section, the Plan is hereby amended as follows:

1.	The following additional language is added at the end of the "Reservation of Authority" portion of Section I ("General Information"):

The Company specifically intends that the Trustees have the greatest permissible discretionary authority to construe the terms of the Plan and to determine all questions concerning eligibility, participation, and benefits.  Any such decision made by the Trustees shall be binding on the Company and on all employees, retirees, participants, dependents and beneficiaries, and is intended to be subject to the most deferential standard of judicial review.  Such standard of review is not to be affected by any real or alleged conflict of interest on the part of the Trustees.

2.	The following additional exclusion is added at the end of the "Limitations and Exclusions" portion of Section V ("Medical Coverage"):
24.

INJURY OR ILLNESS THAT IS OR MAY BE SUBJECT TO THE PLAN'S SUBROGATION, RESTITUTION OR SET-OFF RIGHTS -- Expenses associated with any injury or illness that, as determined by the Administrative Manager, either is or may be subject to the Plan's rights of subrogation, restitution or set-off, except as provided in Appendix A.

3.	The "Recovery From Third Parties -- Subrogation and Reimbursement" portion of Section V ("Medical Coverage") is re-captioned and revised to read as follows:

RECOVERY FROM THIRD PARTIES -- SUBROGATION, RESTITUTION AND SET-OFF:  This Plan is designed to help you meet the cost of injury and illness.  It is not intended to provide you with benefits greater than your medical expenses.  Therefore, if you are entitled to payment of any of your medical expenses by any other person or any other plan, including your insurance company as well as the insurance company of anyone responsible for your injury or illness, this Plan will take such payments into account so that you are not paid twice for your medical expenses.

For example, if you are injured in an automobile accident, this Plan may reduce (or "set off") its benefits by amounts payable under your automobile insurance policy as well as any amounts payable under the automobile insurance policy of anyone who may be liable for your injuries, and we may seek "restitution" of excess payments.  And if this Plan chooses, it may pursue its "subrogation" right by bringing suit directly against anyone who may be liable for your injuries.  You are required to assist the Plan in enforcing these equitable rights of subrogation, restitution and set-off.

As with coordination of benefits, there are detailed rules that govern the Plan's rights to recover from you or third parties under its rights of subrogation, restitution and set-off.  You can find them in Appendix A.

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1.

SUBROGATION.  This Plan is equitably subrogated to any claim you may have against any other person or plan for the payment of medical expenses reimbursed by this Plan.  Subrogation entitles the Plan to share in an award against or settlement by any plan or person liable for your injury or illness up to the amount of benefits paid by the Plan on account of such injury or illness.  Subrogation also entitles this Plan to sue any plan or person liable for an injury or illness for which this Plan has paid benefits.  You will find a detailed discussion of this rule in Appendix A.

2.

RESTITUTION OR SET-OFF.  In the event this Plan pays benefits for treatment of an injury or illness for which another person or plan is or may be liable, and the other person or plan makes payment (regardless of how the payment is characterized) to you or on your behalf under circumstances where this Plan's subrogation rights do not apply, this Plan is entitled to equitable restitution in an amount equal to the payment made to you or on your behalf, or the benefits paid by this Plan, whichever is less.  Alternatively, the Plan may exercise its equitable right of set-off by reducing the benefits otherwise payable on your behalf by the amount described in the preceding sentence.  You will find a detailed discussion of these rules in Appendix A.

3.

DUTY OF COOPERATION.  The Plan may, from time to time, require you to take action, give information and assistance and execute documents required to enforce this Plan's rights under this provision and Appendix A.  The Plan will make no payments to you or on your behalf until the Trustees are satisfied that you have complied with the requirements of this Section and Appendix A.

To the extent any portion of this summary conflicts or appears to conflict with rules set forth in Appendix A, the rules set forth in the Appendix A shall control.
4.

The portion of Appendix A ("Subrogation, Reimbursement, and Coordination of Benefits") preceding the "Coordination of Benefits and Excess Coverage" portion thereof is re-captioned and revised to read as follows:

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APPENDIX A SUBROGATION, RESTITUTION, SET-OFF AND COORDINATION OF BENEFITS

The Plan is designed to help you meet the cost of injury or illness.  It is not intended to provide you with benefits greater than your medical expenses covered under the Plan.  Consistent with this intent, and to preserve the Plan's assets for the benefit of all participants and beneficiaries, the Plan maintains the rights of subrogation, restitution, set-off and coordination of benefits detailed below. Any failure by the Plan, its Trustees, or its agents to exercise any right under this Appendix shall not constitute a waiver of such right or affect the parties' rights under this Appendix unless expressly agreed to in writing by the Trustees.

In the paragraphs of this Appendix governing Subrogation, Restitution and Set-Off, the words "you" and "your" refer to both Employees and their Eligible Dependents.  The term "person or plan" includes but is not limited to:

1.

any person, firm, corporation, association, company, government, insurance company, or other entity that is in any way responsible for your illness or injury, or is in any way responsible for providing compensation, indemnification, or benefits for the illness or injury;

2.	any law or policy of insurance or accidental benefit plan providing, no-fault, uninsured, underinsured or general group or individual liability coverage;
3.	any medical reimbursement insurance whether or not purchased by the covered person submitting the claim, or on whose behalf the claim is submitted; and
4.

any specific risk accident or health coverage or insurance, including without limitation premises or homeowners medical reimbursement coverage, and student, student-athletic or student-team coverage or insurance.

SUBROGATION, RESTITUTION, AND SET-OFF:
1.

SUBROGATION.  Payment by the Plan for treatment, hospitalization, or any other covered expense to you or on your behalf because of injuries for which any other person or plan is or may be liable to you shall entitle the Plan to full rights of equitable subrogation with respect to any claim, suit, or cause of action that you have against such third party.  Subrogation entitles the Plan to recover the amount of benefits paid to you or on your behalf from any person or plan that is or may be responsible for your injury or illness.  This equitable subrogation right applies to any form of payment to you by a person or plan that is liable to you, whether the payment is received by settlement, judgment, or otherwise.  The Plan's subrogation priority extends to all proceeds recovered, whether they represent a full or partial recovery for your injury or illness.

Subrogation also entitles the Plan to sue any person or plan who is or may be liable for an injury or illness for which the Plan has paid benefits.  Upon written notification to you, the Plan may (but shall not be required to) seek to recover, in any manner the Plan chooses and from any such person or plan, the full amount of all medical, hospital, drug, or other covered services or expenses paid for or furnished by the Plan to you or for your benefit.  The Plan will first apply any monies collected from any other person or plan to any reasonable costs and expenses (including attorneys' fees) incurred by the Plan in connection with the collection of such monies, then to payments made under this Plan.  Any balance remaining will be paid to you as soon as administratively practicable.

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2.

RESTRICTION OR SET-OFF.  Whenever the Plan makes payment of covered expenses in a total amount that exceeds, at any time, the maximum amount of payment necessary to satisfy the intent of this Appendix, the Trustees shall have the equitable right to restitution, to the extent of such excess, from any person or plan to, for, or with respect to whom such payments were made or transferred or any other person or plan, in any combination.  Alternatively, the Trustees may exercise their equitable right to "set off" the amount of such payments, to the extent of such excess, against any amount owing, at that time or in the future, to any person or plan to, for, or with respect to whom such payments were made or transferred or any other person or plan.

For example, but not by way of limitation, if this Plan pays a claim of yours and the Trustees later determine that the claim was for an expense not covered under this Plan, then the Trustees are entitled to recover the payment from you, a member of your family that is also covered under the Plan, and/or the person who provided your treatment, in any combination.  Alternatively, the Trustees may set off the amount of the payment from amounts the Plan owes in the future to you, your covered family member, and/or the provider, in any combination.  This same rule applies if the Plan pays a claim for a covered expense, but the amount paid exceeds the amount required to be paid under the Plan.

These restitution and set-off provisions apply, among other circumstances, where the Plan pays covered expenses incurred for treatment of an injury or illness for which any other person or plan is or may be liable, and where the Plan's subrogation provision (as described above) does not provide the Plan with a right to recover amounts it paid or pays.  If the other person or plan, the other person or plan's insurer, or anyone else on behalf of the other person or plan makes payment to you or on your behalf as compensation for the your injury or illness, and this Plan is not subrogated with respect to the payment, the Plan is entitled to restitution or set-off in an amount equal to the lesser of (a) the benefits paid by this Plan for treatment of the injury or illness, or (b) the amount paid to you or on your behalf by the other person or plan.  These restitution and set-off provisions are inapplicable where the other person or plan is a medical plan with respect to which this Plan, pursuant to its coordination of benefits provisions, is the primary payer of the covered person's allowable expenses.

In addition, where another person or plan pays compensation to you or on your behalf for an injury or illness for which the other person or plan is or may be liable, and you incur (either before or after payment of such compensation) otherwise covered expenses for treatment of the injury or illness, a special rule applies.  In that case, any otherwise covered expenses that are incurred after the date on which the compensation was paid, or that were incurred before that date but not yet paid by the Plan as of that date, shall be excluded from coverage under the Plan (and therefore not paid by the Plan), to the extent that the amount of compensation you or your dependent receives exceeds the amount of covered expenses the Plan has already paid for treatment of the your injury or illness.

3.

IMPLEMENTATION.  The Plan's rights of subrogation, restitution and set-off detailed in this Appendix entitle the Plan to priority over all claimants to any award against, or settlement by, any person or plan liable for your injury or illness -- up to the amount of benefits paid by the Plan on account of such injury or illness.  All funds held by such claimants or their agents shall be held in constructive trust for the benefit of the Plan.  The Trustees, within their sole discretion, shall determine which of the Plan's rights and remedies it is in the best interests of the Plan to pursue.

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Acting in his or her sole and unfettered discretion, any individual Trustee may direct the Administrative Manager to treat as Covered Expenses any expenses that are otherwise excluded from coverage under the Plan because they are associated with an injury or illness that either is or may be subject to the Plan's rights of subrogation, restitution or set-off. Such Trustee may then authorize the conditional payment of such expenses, but only if the Covered Person has first agreed to reimburse the Plan, to the extent of the conditional benefits paid, from any other payments compensating the Covered Person for his or her injury or illness. In addition, such Trustee may, as a condition of treating otherwise-excluded expenses as Covered Expenses, require the Covered Person to agree to any combination of the following:

(a)	to honor the Covered Person's obligation to reimburse the Plan;
(b)

to assign to the Plan all rights, claims, or causes of action such Covered Person (or any person or entity acting on behalf of the Covered Person) has against any person or plan, to the extent of the Plan's subrogation, restitution or set-off rights;

(c)	to authorize (but not require) the Plan to sue, enforce, compromise, or settle (in the Covered Person's name or otherwise) all such rights, claims or causes of action; and
(d)

to warrant that the Covered Person (and any person or entity acting on the Covered Person's behalf) has not settled, discharged, or released any such right, claim or cause of action against any person or plan, and shall not do so, except as provided in this Plan.

In no event, however, shall the execution of such an agreement by or on behalf of the Covered Person obligate any Trustee to authorize the conditional payments described in this paragraph.

The Trustees may agree to recover less than the full amount of excess payments, or to accept less than full subrogation, restitution or set-off, if (a) the Plan has made, or caused to be made, such reasonable, diligent, and systematic collection efforts as are appropriate under the circumstances, and (b) the terms of such agreement are reasonable under the circumstances, based upon the likelihood of collecting such monies in full or the approximate expenses the Plan would incur in attempting to collect such monies.

The Plan shall not be responsible for any attorneys' fees, costs, or expenses you incur in connection with any recovery from any other person or plan, unless the Plan agrees in writing to pay a portion of those expenses.  Although the Plan may agree to accept less than a full recovery of the benefits it has paid on your behalf -- for example by agreeing to share in payment of reasonable attorneys' fees you incur in obtaining reimbursement from a third party -- the Plan is not required to accept less than full recovery.  In particular, the Plan's right of recovery will not be limited by the "common fund" doctrine.  The Trustees or their designee may, within their sole discretion, apportion any monies recovered such that the Plan receives less than full reimbursement.

The characterization of any amounts paid to you or on your behalf as a result of your injury or illness, whether through a settlement agreement or otherwise, shall affect neither the Plan's priority right of equitable subrogation, restitution or set-off (so as to recover the full amount of benefits paid to you) nor the Plan's right to characterize otherwise covered charges as excludable charges pursuant to this Appendix.  Nor will the amount of the Plan's recovery right be limited simply because the amount you recover from a person or plan is insufficient to reimburse you for all of your damages, including such non-medical expense items as "pain and suffering."  In other words, the Plan's recovery right is not limited by the "make whole" doctrine sometimes applicable in other contexts.

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4.

YOUR OBLIGATIONS AND DUTY OF COOPERATION.  The Plan may, from time to time, require you to take such actions, give such information and assistance, and execute such documents as may be required to enforce the Plan's rights under this Appendix.  The Plan will make no payments to you or on your behalf until the Trustees are satisfied that you comply with these requirements.  For example, the Plan may require you and/or your representative to execute and deliver to the Plan any written document that the Plan may require to assist the Plan in its recovery, including a document that requires you, in any combination, to agree to (a) honor your obligation to reimburse the Plan; (b) assign the Plan all rights, claims, or causes of action you (or anyone acting on your behalf) has against any person or plan to the extent of benefits paid or payable under the Plan; and (c) warrant that neither you nor anyone on your behalf has not settled, discharged, or released any such right, claim, or causes of action against any person or plan, and that you shall not do so except as provided in this Plan.

Nonetheless, no written document or assignment is essential to perfect the full and vested subrogation, restitution and set-off rights of the Plan, nor to your liability or the liability of the responsible person or plan.  Nor shall the execution of such a document obligate the Plan to make conditional benefit payments if, in the exercise of their discretion, the Trustees conclude that the your actions or those of your representative are inconsistent with the Plan's rights under this Appendix.  Further, it is the your express duty and responsibility to advise the Plan, in writing, of the existence of any potential or actual claim against any person or plan from the outset of your injury or illness, if another person or plan may be responsible to you because of the injury or illness.  It is also your express duty and responsibility to cooperate fully with the Plan to effect its recovery under this Appendix.

You and any person or entity acting on your behalf must hold in trust for the benefit of the Plan any amounts recovered to the extent of benefits paid by the Plan.  Upon receipt of amounts paid by another person or plan, you must immediately notify the Plan and pay to the Plan all amounts due the Plan.  If the Plan is forced to pursue litigation against you, your representative, or any other person or plan to recover amounts due under this Appendix, you will be required to reimburse the Plan all the costs of collection, including reasonable attorneys' fees.

If you act to deprive the Plan of its subrogation, restitution or set-off rights by any action, omission, default, acceptance of payment, release of claims, or your failure to advise the Plan of the existence of a claim, potential claim, or recovery against another person or plan, the Plan may (a) recover from you any monies to which this Appendix applies, (b) set off proceeds due the Plan against future benefits under the Plan, whether for the injury in question or for any other illness or injury -- to the extent of benefits and other expenses paid by the Plan (including the Plan's expenses and legal fees) in securing such a recovery, or (c) terminate your coverage under the Plan.

5.

CONDITIONAL PAYMENTS IN CASE OF WRONGFUL DEATH.  Where a covered person dies as a result of an injury or illness, and another covered person, in the judgment of the Trustees, has as a result of such death a cause of action for the deceased person's wrongful death, the otherwise covered expenses incurred by or on behalf of the deceased person prior to his death shall not be considered covered expenses under this Plan. Solely at the discretion of the Trustees, however, such expenses may be treated as conditionally covered expenses and be paid; provided, however that the covered person with the cause of action agrees, in consideration of the Plan's payment of such expenses, to reimburse the Plan according to the paragraphs of this Appendix governing subrogation, restitution and set-off.  The surviving covered person has all of the obligations and duties described above under the heading "Your Obligations and Duty of Cooperation." All of the Plan's remedies detailed under that heading may be used by the Plan.  In addition, if the covered person with the cause of action fails to honor the obligation to reimburse the Plan, the Plan may sue the covered person or, as applicable, his heirs, guardians, executor, or other representative in order to recover the amounts due the Plan.  In that case, the Plan shall also be entitled to reimbursement from the covered person of any and all costs of collection, including reasonable attorneys' fees.

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Where this Plan makes conditional payments and the covered person with the cause of action elects not to pursue the cause of action, but some other person related to the deceased person pursues the cause of action and recovers monies from a person or plan who is or may be responsible for the deceased person's wrongful death, this Plan is nevertheless entitled to restitution from the covered person.

6.

DETERMINATION OF BENEFITS UNDER SUBROGATION, RESTITUTION, AND SET-OFF PROVISIONS.  The amount of benefits, if any, payable under the Plan pursuant to the preceding provisions concerning subrogation, restitution and set-off shall be determined in accordance with the provisions of paragraphs 1 and 2 of the section entitled Benefit Determination of the Coordination of Benefits and Excess Coverage Provision of this Appendix as if the proceeds of the settlement, judgment or Insurance Policy were benefits payable under another Plan (that is, the sum of the benefits payable under this Plan and the proceeds of the settlement or judgment shall not exceed the Allowable Expenses incurred by the covered individual during the Benefit Determination Period, as these terms are defined under that Provision).

The changes made by Paragraph 1 of this Amendment shall apply as of the Plan's April 2002 restatement.  The other changes made by this Amendment shall apply to claims received on or after the Amendment's execution by the Trustees.

In Witness Whereof, the Trustees of the Paul Mueller Company Employee Benefit Plan have duly executed this Amendment this 21st day of February 2003.

By:	/S/ DONALD E. GOLIK	By:	/S/ GERALD S. MILLER
	Donald E. Golik, Trustee		Gerald S. Miller, Trustee
By:	/S/ MICHAEL W. YOUNG	By:	/S/ GAIL HENRICHS
	Michael W. Young, Trustee		Gail Henrichs, Trustee

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